UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): January 28, 2015
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Quantum Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	1-13449	94-2665054
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

224 Airport Parkway, Suite 300
San Jose, CA 95110
(Address of Principal Executive Offices)

(408) 944-4000
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 20.13e-4(c))

Item 8.01. Other Events

On January 28, 2015, Quantum Corporation (the “Company”) agreed to repurchase $50,000,000 aggregate principal amount of its 3.50% Convertible Senior Subordinated Notes due 2015 (the “2015 Notes”) from a single holder for an aggregate purchase price of $51,369,444.44 including accrued interest, using cash on hand. The transaction is expected to settle on or about January 30, 2015. Following the closing of the repurchase, the Company estimates that approximately $83.7 million in aggregate principal amount of 2015 Notes will remain outstanding. In connection with the repurchase, the Company expects to record a loss on debt extinguishment of approximately $1.3 million in the fourth quarter of fiscal 2015, including non-cash charges of approximately $300,000 for the write-off of unamortized debt issuance costs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 29, 2015	Quantum Corporation

	By:	/s/ Shawn D. Hall
	Name:	Shawn D. Hall
	Its:	Senior Vice President, General Counsel and Secretary